                                                                      Exhibit 10


INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-47522 Morgan Stanley Dean Witter All Star Growth Fund on Form N-1A of our report dated Novemeber 17, 2000 and to the reference to us under the captions "Investment Management and Other Service Providers -- Custodian and Independent Auditors" and "Financial Statements -- Experts" both of which appear in the Statement of Additional Information, which is part of such Registration Statement.




Deloitte & Touch LLP
New York, New York
November 17, 2000